Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         As an independent registered public accounting firm, we hereby consent to the use of our report dated May 13, 2004, and to all references to our Firm included in or made a part of this Amendment No. 5 to the registration statement.


/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
June 25, 2004